UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2010
Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia		30328

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 770-418-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 2, 2010, Newell Rubbermaid Inc. (the “Company”) and Goldman, Sachs & Co., Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of unsecured senior notes, consisting of $550,000,000 aggregate principal amount of 4.70% Notes due 2020 (the “Notes”) under the Company’s Registration Statement on Form S-3 (Registration No. 333-149887). The sale is scheduled to close on August 10, 2010. The purchase price to be paid by the underwriters is 99.310% of the aggregate principal amount. The Notes will be issued pursuant to an Indenture dated as of November 1, 1995, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank (National Association), formerly known as The Chase Manhattan Bank (National Association)), as trustee (as filed with the Securities and Exchange Commission as Exhibit 4.1 to Company’s Current Report on Form 8-K dated May 3, 1996, File No. 001-09608).
Copies of the Underwriting Agreement and the form of the Notes are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated August 2, 2010, among Newell Rubbermaid Inc., Goldman, Sachs & Co., Barclays Capital Inc. and Citigroup Global Markets Inc.

4.1	Form of 4.70% Note due 2020

5.1	Opinion of Schiff Hardin LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.
August 6, 2010	By:	/s/ John K. Stipancich
		Name:	John K. Stipancich
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 2, 2010, among Newell Rubbermaid Inc., Goldman, Sachs & Co., Barclays Capital Inc, and Citigroup Global Markets Inc.

4.1	Form of 4.70% Note due 2020

5.1	Opinion of Schiff Hardin LLP